UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2021
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BDC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Purchase Agreement
On July 14, 2021, Belden Inc. (“Belden”) and certain of its subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Deutsche Bank AG, London Branch, as representative for the initial purchasers listed on Schedule I thereto (the “Initial Purchasers”), providing for the issuance and sale of €300 million aggregate principal amount of 3.375% Senior Subordinated Notes due 2031 (the “Notes” and such offering, the “Notes Offering”) in an offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued at par, and the offering of the Notes is expected to close on July 28, 2021. The Company intends to use the net proceeds from the offering of the Notes, along with cash on hand, to fund the redemption in full of its 2.875% senior subordinated notes due 2025 (the “2025 Notes”), pursuant to the terms of the Indenture relating to the 2025 Notes (the “Redemption”).

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Belden and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities.

The Initial Purchasers will receive customary commissions and discounts under the Purchase Agreement upon the consummation of the offering of the Notes. Certain of the Initial Purchasers and their respective affiliates have provided, and in the future may provide, investment banking, commercial lending and financial advisory services to Belden and its affiliates, for which they received or will receive customary fees and expenses. Certain of the Initial Purchasers or their affiliates act as agents and/or lenders under Belden’s revolving credit agreement. Certain of the Initial Purchasers or their affiliates are holders of the 2025 Notes and, accordingly, may receive a portion of the proceeds of the offering of the Notes in connection with the Redemption.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete version of the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On July 14, 2021, Belden issued a press release announcing that it has commenced, subject to market conditions, the offering of the Notes to fund, along with cash on hand, the Redemption. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On July 14, 2021, Belden also issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On July 19, 2021, Belden issued a Notice of Conditional Redemption to holders of the 2025 Notes. The redemption date for the 2025 Notes will be September 15, 2021, conditioned upon the closing of the Notes Offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1
Purchase Agreement, dated as of July 14, 2021, by and among Belden Inc., the Guarantors named therein and Deutsche Bank AG, London Branch, as representative of the Initial Purchasers listed on Schedule I thereto.

99.1	Belden news release dated July 14, 2021, titled “Belden Announces €300 Million Private Offering of Senior Subordinated Notes.”
99.2	Belden news release dated July 14, 2021, titled “Belden Announces Pricing of €300 Million Private Offering of 3.375% Senior Subordinated Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2021
BELDEN INC.

	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President – Legal, General
Counsel and Corporate Secretary